Exhibit 99.1

      Pier 1 Imports Reports Fourth Quarter and Fiscal Year 2004 Earnings

     FORT WORTH, Texas--(BUSINESS WIRE)--April 1, 2004--Pier 1 Imports, Inc. (NYSE:PIR) today reported for its fiscal fourth quarter ended February 28, 2004, diluted earnings per share of $0.53 per share, including an after-tax charge of $1.6 million, or $0.02 per diluted share, attributable to a California labor litigation settlement and related legal costs. Excluding this charge, fourth quarter earnings per diluted share would have been $0.55 per share, compared to $0.57 per share in the year-ago quarter. Reported net income for the fourth fiscal quarter was $48,309,000, a decrease of 10.6% from last year's $54,032,000. Sales for the fourth quarter amounted to $555,256,000, an increase of 6.6% over last year's $521,035,000. Comparable store sales for the fourth quarter declined 2.7% from the year-ago period.
     Fiscal year 2004 diluted earnings per share for the twelve-month period ended February 28, 2004, amounted to $1.29 per share, including the $0.02 per diluted share after-tax litigation settlement charge recorded in the fourth quarter. Excluding this charge, the fiscal year diluted earnings per share would have been $1.31 per share, versus $1.36 per diluted share last year. Reported net income for fiscal year 2004 was $118,001,000, compared to last year's net income of $129,386,000. Sales for the fiscal year were $1,868,243,000, up 6.5% over last year's $1,754,867,000. Fiscal year 2004 comparable store sales declined 2.2% from the prior year.
     Marvin J. Girouard, the Company's Chairman and Chief Executive Officer, said, "Fiscal year 2004 was a challenging year for the Company. We achieved record sales of almost $1.9 billion. However, comp store sales declined by 2.2% after eleven consecutive years of comparable store sales gains. Despite the disappointing comp store sales results last year, the Company generated strong operational cash flow, opened 120 new Pier 1 stores, paid increased cash dividends, repurchased Pier 1 common stock, and ended the fiscal year with cash and cash equivalent investments of $225 million.
     "We began fiscal 2005 on February 29, 2004 and our new TV advertising campaign featuring design expert Thom Filicia launched three weeks ago. New marketing and key operational initiatives are being implemented this year to improve store execution, increase customer traffic and improve sales consistency, while improving profitability. Looking ahead, we believe there is opportunity for continued growth in the United States and Canada based on recent real estate studies, population and demographic trends.
     "We continue to project comp store sales for March in the range of +2% to +4%, in-line with previous guidance. We are encouraged by increased traffic and conversions in stores, and project first quarter comps also to be in a range of +2% to +4%. Based on current sales projections, diluted earnings per share for the first quarter are expected to be in a range of $0.21 to $0.24 per share, compared to $0.21 per diluted share in the year-ago quarter. For fiscal year 2005, diluted earnings per share are planned in a range of $1.44 to $1.52 per share."
     The Company will host a conference call to discuss fiscal 2004 fourth quarter and year-end earnings at 10:00 a.m. Central Time today. A web cast is available on our website at www.pier1.com linking through to the "Investor Relations" page and the "Events" page, or you can dial into the conference at 706-643-0435, ID number 5456008. The teleconference will be held in a "listen-only" mode for all participants other than the Company's current sell-side analysts and buy-side investors. The replay will be available at about 12:00 pm (Central) for 24 hours and replay access can be dialed at 800-642-1687 or if international dial 706-645-9291 and reference the conference ID number 5456008.

     Any forward-looking projections or statements made in this press release should be considered in conjunction with the cautionary statements contained in the Company's most recently filed Form 10-Q for fiscal year 2004. Management's expectations and assumptions regarding planned store openings, financing of Company obligations from operations and other future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. Risks and uncertainties that may affect Company operations and performance include, among others, the effects of terrorist attacks or other acts of war, conflicts or war involving the United States or its allies or trading partners, labor strikes, weather conditions that may affect sales, volatility of fuel and utility costs, the general strength of the economy and levels of consumer spending, consumer confidence, the availability of new sites for expansion along with sufficient labor to facilitate growth, the strength of new home construction and sales of existing homes, the availability and proper functioning of technology and communications systems supporting the Company's key business processes, the ability of the Company to import merchandise from foreign countries without significantly restrictive tariffs, duties or quotas and the ability of the Company to source, ship and deliver items from foreign countries to its U.S. distribution centers at reasonable prices and rates and in a timely fashion. The Company assumes no obligation to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized.

     Pier 1 Imports, Inc. is North America's largest specialty retailer of imported decorative home furnishings and gifts with Pier 1 Imports(R) stores in 50 states, Puerto Rico, Canada, and Mexico; The Pier(R) stores in the United Kingdom; and Cargokids(R).

                              Pier 1 Imports, Inc.
                              --------------------
                          COMPARATIVE OPERATING RESULTS
                      FOR THE THREE AND TWELVE MONTHS ENDED
                       FEBRUARY 28, 2004 AND MARCH 1, 2003
                     (in thousands except per share amounts)


                       Three Months Ended      Twelve Months Ended
                      February 28,  March 1,  February 28,   March 1,
                          2004        2003       2004         2003
                      ------------ --------- ------------ ------------

Net Sales                $555,256  $521,035   $1,868,243   $1,754,867
                      ============ ========= ============ ============

Net Income                $48,309   $54,032     $118,001     $129,386
                      ============ ========= ============ ============


Earnings Per Share:
      Basic                 $0.55     $0.59        $1.32        $1.39
                      ============ ========= ============ ============


      Diluted               $0.53     $0.57        $1.29        $1.36
                      ============ ========= ============ ============

                              Pier 1 Imports, Inc.
                              --------------------
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     (in thousands except per share amounts)
                                   (unaudited)


                        Three Months Ended      Twelve Months Ended
                       February 28, March 1,  February 28,   March 1,
                          2004        2003       2004         2003
                       ----------- --------- ------------- -----------

Net sales                $555,256  $521,035    $1,868,243  $1,754,867

Operating costs and
 expenses:
   Cost of sales
    (including buying
     and store occupancy) 319,043   288,312     1,086,623   1,001,462
   Selling, general and
    administrative
    expenses              147,036   135,218       544,536     502,319
   Depreciation and
    amortization           13,363    12,067        50,927      46,432
                       ----------- --------- ------------- -----------
                          479,442   435,597     1,682,086   1,550,213
                       ----------- --------- ------------- -----------

     Operating income      75,814    85,438       186,157     204,654

Nonoperating (income)
 and expenses:
   Interest and
    investment income      (1,228)     (884)       (2,851)     (3,047)
   Interest expense           348       558         1,692       2,327
                       ----------- --------- ------------- -----------
                             (880)     (326)       (1,159)       (720)
                       ----------- --------- ------------- -----------

Income before income taxes 76,694    85,764       187,316     205,374

Provision for income
 taxes                     28,385    31,732        69,315      75,988
                       ----------- --------- ------------- -----------

Net income                $48,309   $54,032      $118,001    $129,386
                       =========== ========= ============= ===========

Earnings per share:
       Basic                $0.55     $0.59         $1.32       $1.39
                       =========== ========= ============= ===========

       Diluted              $0.53     $0.57         $1.29       $1.36
                       =========== ========= ============= ===========


Average shares
 outstanding during period:
       Basic               88,617    92,210        89,294      92,871
                       =========== ========= ============= ===========

       Diluted             91,089    94,327        91,624      95,305
                       =========== ========= ============= ===========

                              Pier 1 Imports, Inc.
                              --------------------
                           CONSOLIDATED BALANCE SHEETS
                     (in thousands except per share amounts)
                                   (unaudited)


                                              February 28,  March 1,
                                                  2004        2003
                                              ------------- ---------
ASSETS

Current assets:
   Cash, including temporary investments of
    $208,984 and $225,882, respectively           $225,101  $242,114
   Beneficial interest in securitized
    receivables                                     44,331    40,538
   Other accounts receivable, net                   14,226    11,420
   Inventories                                     373,870   333,350
   Prepaid expenses and other current assets        40,623    36,179
                                              ------------- ---------
        Total current assets                       698,151   663,601

Properties, net                                    290,420   254,503
Other assets                                        63,602    54,632
                                              ------------- ---------
                                                $1,052,173  $972,736
                                              ============= =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Notes payable                                        $-      $393
   Accounts payable                                100,640    76,742
   Gift cards, gift certificates and
    merchandise credits outstanding                 46,118    37,924
   Accrued income taxes payable                     25,982    25,798
   Other accrued liabilities                       107,148   102,732
                                              ------------- ---------
        Total current liabilities                  279,888   243,589

Long-term debt                                      19,000    25,000
Other noncurrent liabilities                        69,654    60,211

Shareholders' equity:
   Common stock, $1.00 par, 500,000,000 shares
    authorized, 100,779,000 issued                 100,779   100,779
   Paid-in capital                                 145,384   144,247
   Retained earnings                               630,997   539,776
   Cumulative other comprehensive income (loss)      1,667    (2,210)
   Less -- 12,473,000 and 10,045,000 common
    shares in treasury, at cost, respectively     (195,196) (138,656)
                                              ------------- ---------
                                                   683,631   643,936
                                              ------------- ---------
                                                $1,052,173  $972,736
                                              ============= =========

                              Pier 1 Imports, Inc.
                              --------------------
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)

                                              February 28,  March 1,
                                                 2004         2003
                                              ------------ -----------

Cash flow from operating activities:
   Net  income                                   $118,001    $129,386
   Adjustments to reconcile to net cash
    provided by
      operating activities:
        Depreciation and amortization              64,606      57,934
        Loss on disposal of fixed assets              143         980
        Deferred compensation                       8,264       5,043
        Lease termination expense                   3,258         395
        Deferred taxes                                184      18,748
        Tax benefit from options exercised by
         employees                                  4,897       6,867
        Other                                       4,935         949
   Changes in cash from:
       Inventories                                (40,520)    (57,917)
       Other accounts receivable, prepaid
        expenses and other current assets         (16,927)    (14,362)
       Accounts payable and accrued expenses       32,678      33,364
       Accrued income taxes payable                   184      (3,940)
       Other noncurrent assets                     (2,027)       (759)
                                              ------------ -----------
             Net cash provided by operating
              activities                          177,676     176,688
                                              ------------ -----------

Cash flow from investing activities:
   Capital expenditures                          (121,190)    (99,042)
   Proceeds from disposition of properties         34,450       6,330
   Net change in restricted cash                   (8,752)       (500)
   Beneficial interest in securitized
    receivables                                    (5,143)      4,082
                                              ------------ -----------
             Net cash used in investing
              activities                         (100,635)    (89,130)
                                              ------------ -----------

Cash flow from financing activities:
   Cash dividends                                 (26,780)    (19,520)
   Purchases of treasury stock                    (76,009)    (78,474)
   Proceeds from stock options exercised,
    stock purchase plan and other, net             15,125      17,305
   Repayments of long-term debt and notes
    payable                                        (6,390)       (364)
                                              ------------ -----------
        Net cash used in financing activities     (94,054)    (81,053)
                                              ------------ -----------

Change in cash and cash equivalents               (17,013)      6,505
Cash and cash equivalents at beginning of
 period                                           242,114     235,609
                                              ------------ -----------
Cash and cash equivalents at end of period       $225,101    $242,114
                                              ============ ===========


    CONTACT: Pier 1 Imports, Inc., Fort Worth
             Cary Turner, 817-252-8400